Exhibit 3

CEMEX

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX, S.A.B. de C.V. and its subsidiaries (collectively, “CEMEX”) that are based on the beliefs of its management, as well as assumptions made by and information currently available to CEMEX. Such statements reflect the current views of CEMEX with respect to future events and are subject to certain risks, uncertainties, and assumptions. Many factors could cause the actual results, performance or achievements of CEMEX to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CEMEX does business, changes in interest rates, changes in inflation rates, changes in exchange rates, the level of construction generally, changes in cement demand and prices, changes in raw material and energy prices, changes in business strategy, and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. CEMEX does not intend, and does not assume any obligation, to update these forward-looking statements.

UNLESS OTHERWISE NOTED, ALL FIGURES ARE PRESENTED UNDER MEXICAN FRS

Copyright CEMEX, S.A.B. de C.V. and its subsidiaries.

April 2010

1Q10 RESULTS

www.cemex.com

1Q10 messages

We have aggressively implemented strategies to reduce financing risk over the next two years giving us sufficient headway to capitalize on the recovery in our markets

We are beginning to see moderate signs of growth in markets that have experienced the deepest corrections, like the US and parts of Europe, but we continue to be cautious about whether these trends will have traction

Our business model has demonstrated its strength, not just by how we can deliver growth in the good times, but by how quickly we can adjust our business during the challenging times

We are continuously and aggressively focusing on our profitability metrics and rightsizing efforts

1Q10 results highlights

January – March

First Quarter

Millions of US dollars

2010

2009

% var

l-t-l % var

2010

2009

% var

l-t-l % var

Net sales

3,043

3,387

(10%)

(16%)

3,043

3,387

(10%)

(16%)

Gross profit

820

970

(15%)

(23%)

820

970

(15%)

(23%)

Operating income

148

299

(50%)

(61%)

148

299

(50%)

(61%)

EBITDA

515

667

(23%)

(29%)

515

667

(23%)

(29%)

Free cash flow after

(171)

118

N/A

(171)

118

N/A

maintenance capex

Bad weather during the quarter was partially offset by better pricing conditions in some markets and cost-reduction initiatives ?Most of the expected EBITDA growth and recovery in our hardest hit markets for 2010 will be reflected in the second half of the year

5

Consolidated volumes and prices

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Volume

(6%)

(6%)

(6%)

Cement

Price (USD)

4%

4%

1%

Price (l-t-l1)

(3%)

(3%)

1%

Volume

(16%)

(16%)

(16%)

Ready Mix

Price (USD)

(1%)

(1%)

(2%)

Price (l-t-l1)

(7%)

(7%)

0%

Volume

(13%)

(13%)

(19%)

Aggregates

Price (USD)

3%

3%

(1%)

Price (l-t-l1)

(2%)

(2%)

2%

Severe winter weather conditions in the United States and Europe negatively affected our operations in such markets during the first quarter

1 Like-to-like prices adjusted for investments/divestments and foreign-exchange fluctuations

6

April 2010

REGIONAL HIGHLIGHTS

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Mexico

Millions of US dollars

3M10

3M09

% var

l-t-l % var

1Q10

1Q09

% var

l-t-l % var

Net Sales

742

775

(4%)

(16%)

742

775

(4%)

(16%)

EBITDA

258

288

(10%)

(22%)

258

288

(10%)

(22%)

% sales

34.8%

37.2%

34.8%

37.2%

Volume

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

(12%)

(12%)

(6%)

Ready-mix

(22%)

(22%)

(8%)

Aggregates

(14%)

(14%)

(11%)

Price (LC)

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

(1%)

(1%)

3%

Ready-mix

(0%)

(0%)

1%

Aggregates

10%

10%

3%

Construction during the first half of 2009 was strong in anticipation of mid-year elections, making a difficult comparison Investment in infrastructure expected to drop from the very high level reached in 2009 Formal housing affected by bridge financing constraints; low-income housing expected to be flat, with middle- and high-income housing declining Self-construction expected to decrease slightly in 2010 Industrial and commercial sector expected to moderately grow in 2010, after two years of decline

8

United States

Millions of US dollars

3M10

3M09

% var

l-t-l % var

1Q10

1Q09

% var

l-t-l % var

Net Sales

552

726

(24%)

(24%)

552

726

(24%)

(24%)

EBITDA

(23)

32

N/A

N/A

(23)

32

N/A

N/A

% sales

(4.2%)

4.4%

(4.2%)

4.4%

Volume

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

(8%)

(8%)

(5%)

Ready-mix

(14%)

(14%)

(5%)

Aggregates

(15%)

(15%)

(7%)

Price (LC)

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

(8%)

(8%)

(3%)

Ready-mix

(15%)

(15%)

(3%)

Aggregates

(5%)

(5%)

1%

Volumes in the first quarter affected by severe weather conditions throughout the country

1Q10 contract awards for streets and highways up 38% year over year in real terms driven by ARRA fiscal stimulus monies and the extension in March of the federal highway spending program until year end

Residential sector showing modest recovery fueled by improved affordability and the extension and expansion of the federal tax subsidy

Europe

Millions of US dollars

3M10

3M09

% var

l-t-l % var

1Q10

1Q09

% var

l-t-l % var

Net Sales

947

1,071

(12%)

(18%)

947

1,071

(12%)

(18%)

EBITDA

(1)

42

N/A

N/A

(1)

42

N/A

N/A

% sales

(0.1%)

3.9%

N/A

(0.1%)

3.9%

N/A

Volume

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

(19%)

(19%)

(26%)

Ready-mix

(18%)

(18%)

(27%)

Aggregates

(17%)

(17%)

(30%)

Price (LC)1

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

(5%)

(5%)

1%

Ready-mix

(3%)

(3%)

4%

Aggregates

3%

3%

8%

Severe winter weather conditions in our operations in Europe affected volumes during the first quarter

In most countries in the region, infrastructure continues to be the main driver for volume demand

Housing starts in Spain expected to decline further in 2010; pricing adjusting slowly

Stabilization and potential growth expected in some European markets for 2010

1 Volume-weighted, local-currency average prices

Millions of US dollars

3M10

3M09

% var

l-t-l % var

1Q10

1Q09

% var

l-t-l % var

Net Sales

348

333

4%

(5%)

348

333

4%

(5%)

EBITDA

121

129

(6%)

(16%)

121

129

(6%)

(16%)

% sales

34.7%

38.6%

34.7%

38.6%

Volume

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

4%

4%

3%

Ready-mix

(11%)

(11%)

2%

Aggregates

(12%)

(12%)

10%

Price (LC)1

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

(7%)

(7%)

(0%)

Ready-mix

(12%)

(12%)

(3%)

Aggregates

(15%)

(15%)

4%

Increase in cement volume during the quarter mainly driven by operations in Colombia

Colombia recently abolished the

Megaproyectos de Vivienda Social, which will affect future low-income housing; despite this, cement consumption is expected to be fueled by general elections and the stabilization of middle- and high-income housing

Growth in the region expected for 2010 fueled by operations in Colombia, Panama, and the Dominican Republic

1 Volume-weighted, local-currency average prices

Africa and Middle East

Millions of US dollars

3M10

3M09

% var

l-t-l % var

1Q10

1Q09

% var

l-t-l % var

Net Sales

264

265

(1%)

(5%)

264

265

(1%)

(5%)

EBITDA

83

88

(5%)

(8%)

83

88

(5%)

(8%)

% sales

31.7%

33.3%

31.7%

33.3%

Volume

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

(1%)

(1%)

3%

Ready-mix

(9%)

(9%)

(8%)

Aggregates

15%

15%

(2%)

Price (LC)1

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

3%

3%

3%

Ready-mix

(17%)

(17%)

(2%)

Aggregates

2%

2%

5%

Year-over-year growth in cement volume of 6% in Egypt was offset by a decline in volumes in the UAE

UAE construction affected by the Dubai World standstill, especially in Dubai

In Egypt, expected recovery in tourism and Suez Canal receipts are expected to complement already robust growth rates in construction

The informal housing and infrastructure sectors will continue to be the main drivers of cement demand in the region on 2010

1 Volume-weighted, local-currency average prices

Asia

Millions of US dollars

3M10

3M09

% var

l-t-l % var

1Q10

1Q09

% var

l-t-l % var

Net Sales

124

113

10%

5%

124

113

10%

5%

EBITDA

33

28

18%

13%

33

28

18%

13%

% sales

26.7%

24.9%

26.7%

24.9%

Volume

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

20%

20%

8%

Ready-mix

(2%)

(2%)

(19%)

Aggregates

8%

8%

(11%)

Price (LC)1

3M10 vs. 3M09

1Q10 vs. 1Q09

1Q10 vs. 4Q09

Cement

(1%)

(1%)

4%

Ready-mix

(3%)

(3%)

1%

Aggregates

8%

8%

7%

Cement volumes in the region increased 20% during the quarter, driven mainly by growth in the Philippines and Thailand

In the Philippines, construction is expected to continue shifting towards more private investment, reflecting increasing investor appetite for Asian assets

1 Volume-weighted, local-currency average prices

April 2010

2010 OUTLOOK

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2010 guidance

Consolidated domestic volumes expected to increase by 3% for cement, by 1% for aggregates and to be slightly lower for ready mix

– Volumes in Mexico declining by 4% for cement and aggregates, and by 8% for ready mix

– US cement, ready-mix and aggregates volumes to have high-single-digit increases

EBITDA to be about US$2.9 billion, based on currently prevailing exchange rates Free cash flow after maintenance capex to reach close to US$1 billion, reflecting exclusion of Australian operations, higher interest expense, and higher maintenance capex US$600 million from free cash flow to be used for debt reduction during the year

April 2010

cemex

IQ 10 RESULTS

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EBITDA, cost of sales and SG&A

January – March First Quarter

Millions of US dollars 2010 2009 % var l-t-l 2010 2009 % var l-t-l % var

Net sales 3,043 3,387 (10%) (16%) 3,043 3,387 (10%) (16%)

EBITDA 515 667 (23%) (29%) 515 667 (23%) (29%)

% sales 16.9% 19.7% (2.8pp) 16.9% 19.7% (2.8pp)

Cost of sales 2,223 2,418 (8%) 2,223 2,418 (8%)

% sales 73.1% 71.4% 1.7pp 73.1% 71.4% 1.7pp

SG&A 671 671 0% 671 671 0%

% sales 22.1% 19.8% 2.3pp 22.1% 19.8% 2.3pp

Performance during the first quarter reflects the continued general slowdown in the global economy as well as severe winter weather conditions in the United States and Europe

Increase in SG&A as a percentage of sales resulting from lesser economies of scale due to lower volumes and higher transportation costs, partially offset by savings from cost-reduction initiatives

Free Cash Flow

January – March

First Quarter

Millions of US dollars 2010 2009 % var 2010 2009 % var

EBITDA 515 667 (23%) 515 667 (23%)

Net Financial Expense 275 198 275 198

Maintenance Capex 28 41 28 41

Change in Working Cap 328 311 328 311

Taxes Paid 50 62 50 62

Other Cash Items (net) 6 (19) 6 (19)

Free cash flow D.O. (45) (45)

FCF after Maint Capex (171) 118 N/A (171) 118 N/A

Expansion Capex 27 148 27 148

Expansion Capex D.O. 4 4

Free Cash Flow (198) (34) (482%) (198) (34) (482%)

D.O. = Discontinued Operations

Other income statement items

Increase in financial expenses during the quarter reflects new terms of Financing Agreement, as well as the substitution of bank debt with the recently issued bonds

Exchange gain for the quarter of US$57 million, resulting mainly from the appreciation of the Mexican peso against the US dollar

Increase in notional amount of equity derivatives reflects the capped-call transaction made in connection with the convertible subordinated notes issued in March

Loss on financial instruments of US$41 million resulting mainly from the equity derivatives related to CEMEX and Axtel shares

Other expenses of US$88 million during the quarter resulting mainly from the impairment of Davenport plant, severance payments, and others

April 2010

Cemex

DEBT

INFORMATION

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Debt-related activity in the quarter

Reopening in January of the 2016 US-dollar notes for an additional US$500 million with a yield of 8.477%

Issuance of US$715 million in 5-year convertible subordinated notes with an annual coupon of 4.875%

Sale of 12 active quarries and certain other assets by our 49.9% owned Ready Mix USA LLC joint venture for U.S.$420 million, with a cash distribution of approximately US$100 million dollars to CEMEX

Issuance of various short-term notes under our short-term Certificados Bursátiles program, having an outstanding amount of MXN800 million at the end of the quarter

Prepaid US$582 million under the Financing Agreement during first quarter; additional prepayment of US$180 million in April, reducing unpaid scheduled amortizations under agreement during 2010 and 2011 to zero

Consolidated debt maturity profile

Total debt excluding perpetual debentures as of 1Q10 US$ 16,472

US$ million 10,000 9,000 8,000 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0

Financing Agreement Amortizations

Other bank / WC debt

Fixed Income

Prepayment under Financing Agreement made during April for US$180 million

8,152 2,426

1,759 1,486 824

516 622 519

167 2010 2011 2012 2013 2014 2015 2016 2017 >2018

ANNEX

Additional debt-related information

Currency denomination Interest Rate

Mexican peso

10% Fixed 31%

Euro U.S. 26% dollar

Variable 64% 69%

First Quarter Fourth Quarter

Millions of US dollars 2010 2009 % Var. 2009

Total debt 16,472 18,820 (12%) 16,130

Short-term 5% 23% 4%

Long-term 95% 77% 96%

Cash and cash equivalents 1,467 728 101% 1,077

Fair value cross currency swaps1 0 19 0

Net debt 15,005 18,034 (17%) 15,053

1 For presentation purposes in the table above, net debt includes the fair value of cross-currency swaps, if any, associated with debt.

1Q10 volume and price summary:

Selected countries

Cement Ready-mix Aggregates 3M10 Vs 3M09 3M10 Vs 3M09 3M10 Vs 3M09

Prices Prices Prices Volumes Volumes Volumes (LC) (LC) (LC)

Mexico (12%) (1%) (22%) (0%) (14%) 10%

U.S. (8%) (8%) (14%) (15%) (15%) (5%)

Spain (25%) (9%) (28%) (8%) (18%) (2%)

UK (6%) (5%) (12%) (8%) (4%) (7%)

France N/A N/A (14%) (1%) (13%) 3%

Germany (23%) 10% (25%) 1% (27%) 13%

Colombia 18% (9%) 1% (15%) (18%) (10%)

Egypt 6% 9% 12% (3%) (11%) (1%)

2010 Outlook:

Selected countries

Domestic Cement Ready-mix Aggregates Volumes Volumes Volumes

Mexico (4%) (8%) (4%)

United States 7% to 9% 7% to 9% 7% to 9%

Spain (10%) (17%) (10%)

UK 2% 0% 3%

France (4%) 0%

Germany 3% (6%) (1%)

Colombia 8% 14% >20%

Egypt 7% 18% 17%

CEMEX

CX

LISTED

NYSE

CEMEX

Definitions

3M10 / 3M09: results for the first three months of the years 2010 and 2009, respectively.

EBITDA: Operating income plus depreciation and operating amortization

Expansion capital expenditures: consist of expansion spending on our cement, ready-mix, and other core businesses in existing markets

LC: Local currency

Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations

Maintenance capital expenditures: consist of maintenance spending on our cement, ready-mix, and other businesses in existing markets

Contact information

Investor Relations Stock Information

In the United States

+1 877 7CX NYSE

NYSE (ADS): CX

Mexican Stock Exchange:

In Mexico CEMEXCPO

+52 81 8888 4292

Ratio of CEMEXCPO to

CX:10 to 1

ir@cemex.com

Calendar of Events

June 3, 2010

CEMEX Day (video webcast)

July 27, 2010

Second quarter 2010 financial results and conference call

October 26, 2010

Third quarter 2010 financial results and conference call

29